Exhibit 10.2

Canaccord Genuity LLC 99 High Street Suite 1200 Boston, MA USA 02110

T1: 1.617.371.3900 T2: 1.800.225.6201 cgf.com

CONFIDENTIAL

December 8, 2020

Delcath Systems, Inc.

1633 Broadway

22nd Floor, Suite C

New York, New York 10019

Attention: Gerard Michel

 Chief Executive Officer

Dear Mr. Michel:

Reference is made to that certain letter agreement dated November 25, 2020 (the “Agreement”) between Canaccord Genuity LLC (together with its affiliates, control persons, directors, officers, employees, and agents, “CG”) and Delcath Systems, Inc. (the “Client”), pursuant to which the Client engaged CG to act as its exclusive agent and financial advisor in connection with a registered public Offering of Securities of the Client. Capitalized terms used and not defined in this letter shall have the respective meanings ascribed to them in the Agreement. The parties desire to amend the Agreement (this “Amendment”) as follows:

1.	Section 3 of the Agreement (Fees) shall be amended to add the following paragraph after the last sentence of the Section:

In consideration of CG’s entering into this Agreement, the Client hereby grants CG a right of first offer under which CG shall have the right until May 1, 2021 (a) to act as managing or lead underwriter of any public offerings of any form of security, and/or (b) to act as a financial advisor for any private placements of any form of security. As used herein, a right of first offer shall mean, prior to offering any party other than CG the right to provide the foregoing services during the period provided above, the Client shall be obligated to make an offer to CG under which CG would provide such services, which offer shall clearly identify its terms and conditions, and CG shall have thirty (30) days to accept such offer; provided that such offer shall specify that, and CG shall be entitled to, a minimum of 62% of the aggregate underwriting discounts, commissions, or other fees in connection with such offering or placement of securities. If CG does not accept such offer, then the Client shall be free to negotiate and contract with any other party with respect to such rights. Any engagement of CG to provide services arising from any such circumstances is subject to the negotiation and execution by CG and the Client of a separate letter agreement setting forth the terms and conditions with respect to CG’s engagement for that transaction. However, unless specifically covered by a separate agreement setting forth such arrangement, the indemnification provisions contained in Section 9 hereof shall apply to each such engagement. The foregoing right of first offer shall not apply in the event that the Client terminates CG’s engagement for Cause (as defined below) or CG terminates its engagement for any reason. For purposes of this

Delcath Systems, Inc.

December 8, 2020

Agreement, “Cause” shall mean CG’s material failure to provide the underwriting services contemplated by this Agreement. CG acknowledges that it has been provided copies of those certain Engagement Letters dated August 14, 2019 and January 13, 2020 (the “ROTH Engagement Letters”), as extended by the Underwriting Agreement dated May 1 2020 (the “ROTH Underwriting Agreement”), between Client and ROTH Capital Partners, LLC (“ROTH”), that such Engagement Letters require the Client to offer to ROTH the opportunity to act as placement agent or underwriter with respect to any additional Financing (as defined therein), and to receive a minimum of 35% of the fees paid to the agents or underwriters for such Financing, and that the provisions of this Agreement shall be interpreted in a manner which is in conformity with the obligations of the Client pursuant to the ROTH Engagement Letters .

Except as amended hereby, all terms and conditions of the Agreement shall remain in full force and effect and shall continue in accordance with their respective terms. The Agreement, together with this Amendment, shall constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. Please indicate your acceptance of the foregoing amendment to the Agreement by signing a copy of the letter in the space provided and returning the same to CG.

CANACCORD GENUITY LLC		DELCATH SYSTEMS, INC.

By:	/s/ Eugene Rozelman	By:	/s/ Gerard Michel
	Eugene Rozelman		Gerard Michel
	Managing Director		Chief Executive Officer